Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q4 2022 Results Conference Call March 02, 2022 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Security, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Thalhimer, Analyst, Thompson, Davis & Company, Inc.
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC
Alex Rygiel, Analyst, B. Riley Securities, Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.
Noelle Dilts, Analyst, Stifel, Nicolaus & Company, Inc.
Sean Eastman, Analyst, KeyBanc Capital Markets, Inc.
Steven Fisher, Analyst, UBS Securities LLC

MANAGEMENT DISCUSSION SECTION

Operator

Good day, and thank you for standing by. Welcome to the Dycom Industries' Fourth Quarter 2022 Results Conference Call. Please be advised that today's conference may be recorded. I would now like to hand the conference over to your host today, Mr. Steven Nielsen, President and Chief Executive Officer. Please go ahead, sir.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you, Operator. Good morning, everyone. I'd like to thank you for attending this conference call to review our fourth quarter fiscal 2022 results.

Going to Slide 2. During this call, we will be referring to a slide presentation, which can be found on our website's Investor Center main page. Relevant slides will be identified by number throughout our presentation. Today, we have on the call Drew DeFerrari, our Chief Financial Officer; and Ryan Urness, our General Counsel.

Now I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Security, Dycom Industries, Inc.

Thank you, Steve. All forward-looking statements made during this call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events or performance that do not relate solely to historical periods. Forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from our current projections, including those risks described in our annual report on Form 10-K filed March 5, 2021, together with our other filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Ryan. Now moving to Slide 4 and a review of our fourth quarter results. As we review our results, please note that in our comments today and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to the quarterly report section of our website for a reconciliation of these Non-GAAP measures to the corresponding GAAP measures.

To begin, I want to express my sincere thanks to our employees who have served our customers with real fortitude in difficult times.

Now for the quarter, revenue was $761.5 million, an organic increase of 10.1%. As we deploy gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from 2 of our top 5 customers.

Gross margins were 13.77% of revenue, reflecting the continued impacts of the complexity of a large customer program, revenue declines year-over-year with other large customers, fuel costs and the heightened effects of COVID during the second half of the quarter.

General and administrative expenses were 8.4% of revenue. And all of these factors produced Adjusted EBITDA of $43.3 million or 5.7% of revenue and Adjusted Earnings per Share of $0.02 compared to a loss per share of $0.07 in the year ago quarter. Included in Adjusted Earnings per Share are incremental tax benefits of $0.13.

Liquidity was solid at $351.5 million, and operating cash flow was robust at $145.5 million, reflecting a sequential DSO decline of 5 days. During the quarter, we repurchased 600,000 shares for $56.1 million.

Now going to Slide 5. Today, major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies. Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. This view is increasing the appetite for fiber deployments and we believe that the industry effort to deploy high-capacity fiber networks continues to meaningfully broaden the set of opportunities for our industry.

Increasing access to high-capacity telecommunications continues to be crucial to society, especially in rural America. The Infrastructure Investment and Jobs Act includes over $40 billion for the construction of rural communications networks in unserved and underserved areas across the country. This represents an unprecedented level of support. In addition, an increasing number of states are commencing initiatives that will provide funding for telecommunications networks, even prior to the initiation of funding under the Infrastructure Act.

We are providing program management, planning, engineering and design, aerial, underground and wireless construction and fulfillment services for gigabit deployments. These services are being provided across the country in numerous geographic areas to multiple customers. These deployments include networks consisting entirely of wired network elements as well as converged wireless/wireline multi-use networks. Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal initiatives. We continue to provide integrated planning, engineering and design, procurement and construction and maintenance services to several industry participants.

Macroeconomic effects and supply constraints may influence the near-term execution of some customer plans. Broad increases in demand for fiber optic cable and related equipment may cause delivery volatility in the short to intermediate term. In addition, the market for labor remains tight in many regions around the country. It remains to be seen how long this condition persists.

Furthermore, the automotive and equipment supply chain remains challenged, particularly for the large truck chassis required for specialty equipment. Prices for capital equipment are increasing. As we contend with these factors, we remain confident that our scale and financial strength position us well to deliver valuable services to our customers.

Moving to Slide 6. During the quarter, organic revenue increased 10.1%. Our top 5 customers combined produced 66.6% of revenue, increasing 5.4% organically. Demand increased from 2 of our top 5 customers. All other customers increased 20.8% organically.

AT&T was our largest customer at 26.6% of total revenue or $202.6 million. AT&T grew 73.6% organically. This was our fourth consecutive quarter of organic growth with AT&T. Revenue from Comcast was $100 million or 13.1% of revenue. Comcast was Dycom's second largest customer. Lumen was our third largest customer at 11.7% of revenue or $88.8 million. Verizon was our fourth largest customer at $76.9 million or 10.1% of revenue. And finally, revenue from Frontier was $38.6 million or 5.1% of revenue, Frontier grew 97.2% organically.

This is the first quarter since October 2019, where our top 5 customers have grown organically and the 12th consecutive quarter where all of our other customers in aggregate, excluding the top 5 customers, have grown organically. Of note, fiber construction revenues from electric utilities was $57.4 million in the quarter and increased organically 37.2% year-over-year.

We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years we believe we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now going to Slide 7. Backlog at the end of the fourth quarter was $5.822 billion versus $5.896 billion at the end of the October 2021 quarter, essentially flat. Of this backlog, approximately $3.072 billion is expected to be completed in the next 12 months. Backlog activity during the fourth quarter reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

During the quarter, we received from AT&T, construction and maintenance agreements in California, Nevada, Texas, Missouri, Wisconsin, Indiana and Ohio. For Lumen, construction and maintenance agreements for Washington, Oregon, California, Arizona and Arkansas. From Comcast, an engineering agreement for Michigan, Pennsylvania, Massachusetts, Delaware, Maryland and Georgia. For Ziply Fiber, a fiber construction agreement in Washington, Oregon and Idaho. And various utility line locating agreements in California and Virginia.

Headcount increased during the quarter to 15,024.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to Slide 8. Contract revenues were $761.5 million and organic revenue increased 10.1% for the quarter. Q4 of the prior year included an additional week of operations due to the 52/53 week fiscal year and $5.7 million of revenue from storm restoration services compared to none in Q4 of this year.

Adjusted EBITDA in Q4 was $43.3 million or 5.7% of revenue compared to $45.7 million or 6.1% of revenue in Q4 of last year. Gross margin was 13.8% of revenue for Q4 '22, and declined approximately 50 basis points compared to the Non-GAAP Adjusted Gross Margin in Q4 '21. COVID-related absences increased significantly in the quarter and peaked at a level approximately 2.3x higher than in Q4 of last year. The rapid increase in higher overall level compared to the prior year impacted productivity during the second half of the quarter. In the month of February, COVID cases for the company have declined back down to historically low levels. Gross margins in the quarter were also impacted by adverse winter weather conditions.

G&A expense of 8.4% improved approximately 10 basis points compared to Q4 '21 from improved operating leverage at the higher level of revenue in the quarter.

Non-GAAP Adjusted Net Income was $0.02 per share compared to a Non-GAAP Adjusted Net Loss of $0.07 per share in the year ago period. Q4 '22 included approximately $4.2 million, or $0.13 per share, of incremental tax benefits, including credits related to filings for prior periods. The total variance in net income reflects the after-tax decline in Adjusted EBITDA as well as benefits from lower depreciation, amortization, stock-based compensation and income taxes, offset by higher interest expense and lower gains on asset sales.

Now going to Slide 9. Our financial position and balance sheet remains strong. We ended the quarter with $500 million of senior notes, $350 million of term loan and no revolver borrowings.

Cash and equivalents were $310.8 million and liquidity was solid at $351.5 million. Our capital allocation prioritizes organic growth, followed by opportunistic share repurchases and M&A within the context of our historical range of net leverage.

Going to Slide 10. Operating cash flows were robust at $145.5 million in the quarter, bringing year-to-date operating cash flows to $308.7 million. Capital expenditures were $43.4 million, net of disposal proceeds and gross CapEx was $43.6 million. Looking ahead to fiscal 2023, we expect net CapEx to range from $180 million to $190 million.

During Q4, we repurchased 600,000 shares of our common stock at an average price of $93.55 per share for $56.1 million. Our Board of Directors has approved a new $150 million authorization for share repurchases through August 2023. This authorization replaces the remaining amount from our prior authorization.

The combined DSOs of accounts receivable and net contract assets were at 108 days, an improvement of 5 days sequentially from Q3 '22 as we made substantial progress on a large customer program.

Now going to Slide 11. As we look ahead to the quarter ending April 30, 2022, the company expects contract revenues to increase mid-to-high single digits as a percentage of contract revenues compared to Q1 of last year. And we expect Non-GAAP Adjusted EBITDA percentage of contract revenues to increase modestly as compared to Q1 of last year. We expect a Non-GAAP Effective Income Tax Rate of approximately 27% and diluted shares of 30.2 million.

Now I will turn the call back to Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Drew. Moving to Slide 12. This quarter, we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged by the breadth in our business. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities.

Telephone companies are deploying fiber-to-the-home to enable gigabit high-speed connections. Increasingly, rural electric utilities are doing the same. Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream.

Wireless construction activity in support of newly available spectrum bands is expected to increase this year.

Federal and state support for rural deployments of communications networks is dramatically increasing in scale and duration.

Cable operators are deploying fiber to small and medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process. Deployments to expand capacity as well as new build opportunities are underway.

Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

As our nation and industry continue to contend with the COVID-19 pandemic, we remain encouraged that a growing number of our customers are committed to multi-year capital spending initiatives. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees and the experience of our management team.

Now operator, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

(Operator Instructions) Our first question comes from Alex Rygiel with B. Riley.

Alex Rygiel
Analyst, B. Riley Securities, Inc.

Thank you. Good morning, Steve and very nice quarter.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey. Good morning, Alex.

Alex Rygiel
Analyst, B. Riley Securities, Inc.

Steve, when we look at backlog, total backlog is down 15% year-over-year, 12-month backlog is up 10% year-over-year. Your commentary appears to be very bullish. Many leading indicators out there suggest a bullish environment for telco spending on fiber in 2022. Can you help us to reconcile sort of backlog versus fairly bullish commentary?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Sure, Alex. So as you know, about 90% of our business is under long-term contracts and master service agreements. And when we come up with the total backlog estimate for those, we look back for a trailing 12-month period, multiply that run rate times the number of months remaining. And so it's sensitive to duration. It's also sensitive to just kind of being a backward-looking estimate. As opposed to the next 12 months, right, that's forward-looking in the way that it's calculated. So I think part of it's just an estimate.

The other thing that I would say is that on a number of the fiber programs, and we've announced a couple of these over the last couple of quarters, the duration of those agreements has been a little bit shorter. And as we talked about in November, that's something that we don't find troublesome. There's lots of work out there.

There is certainly some costs that are increasing and when costs are increasing, we're comfortable with having slightly shorter duration in the backlog. We think that's just a prudent way to manage in the current economic climate.

Alex Rygiel
Analyst, B. Riley Securities, Inc.

Helpful. And to follow-up, coming off a year that witnessed historical low EBITDA margins of 7.8%. Can you address your expectations for margins over the next few years?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Again, Alex, we've talked about this before. We've had this – the challenging large customer program that certainly had an effect in the year and in the quarter. Although as we said last quarter, we expect that to diminish each and every quarter as we go through the balance of this fiscal year. And then we're also encouraged with the fourth quarter in that our top five customers grew by 5.4% organically. That's the first time since October 2019, so nine quarters since we've done that.

And historically, as we get broader growth across the top five customers as well as all other that gives us a good opportunity to generate operating leverage. It also gives us a good opportunity to be careful about where we commit resources given the significant number of opportunities in the marketplace to make sure that where we commit, we're committing to where we can best do the job for the customer. And if we're serving the customer well, that typically works well for us.

Alex Rygiel
Analyst, B. Riley Securities, Inc.

Very helpful. Thank you, Steve.

Operator

Thank you. Our next question comes from Steven Fisher with UBS.

Steven Fisher
Analyst, UBS Securities LLC

Thanks very much. So you included the same comments about the macro and supply chain this quarter as you did last quarter. What's the actual impact that you're seeing there? And is that having an incremental impact in the start of Q1 already relative to what you saw in Q4?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, Steve. Look, I think there are certain elements and sometimes there are odd elements in the network that are short. I think we've spoke – in short supply. We've spoken about this before, things that are made out of black resin plastic has been an issue. I think the fiber optic cable, I think, is generally for the larger customers that have allocation has become less of an issue, although there always can be a mismatch as to the exact size cable that you need for a particular project versus what's available.

For smaller customers, those that don't have allocations, I think it has been a little bit more volatile. I would say, just like we've seen in our fleet purchases, it's not ideal, but it's become better than it was. And for example, in our own fleet purchases, we were able to acquire about $44 million worth of equipment in the quarter. I think six months ago, even though we had it on order, we weren't able to spend that kind of money. So better, but not behind us or not behind the industry, not just us, it's everybody.

Steven Fisher
Analyst, UBS Securities LLC

Okay. And I wanted to just ask you about labor inflation as a potential factor in the margin calculation. Just wondering, how much of that labor inflation you're seeing as a headwind to margins? Are you perhaps kind of passing it through dollar for dollar and that's being dilutive? Are you able to get a little bit of pricing ahead of that? And I guess related to this, are you making investments now ahead of what you are anticipating seeing in the strong growth opportunity that may be from a labor perspective, 5% hiring growth year-over-year in the quarter. Are you making investments now that also might be a bit of a near-term drag on the margins that may moderate over the next couple of years?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Sure. So look, I think we're no different than everybody else in the industry and probably more broadly in the economy, particularly around new hires and semi-skilled positions. It costs more to bring people through the door. We're actively recruiting and training. During the quarter, we had weeks where we brought in 150, 200 new employees. So we're able to do it. We had nice low-double-digit organic growth. So we're able to create capacity, but it's a little more expensive than it was.

And so typically, Steve, when we've been through this before, and I think you identified it, you want to be – you're always pushing productivity inside your existing workforce to offset the impacts of wage inflation. So we got to get better at what we do and how we do it.

And then probably as or more importantly, you've got to be very careful about where you commit to customers to make sure that the arrangement that you agreed to is one that as you look forward into the future, that you'll have the ability to secure the capacity to meet their needs. And I've called that in the past, you need to be confident about the forward cost curve, as you make commitments to customers.

And we continue to spend lots of time on that. I think we're in a good position in the industry, working hard. But I think we're in a good position, because we see so much of the opportunity across the country that we have an ability to really get an almost day-to-day view as to what the right price points are to make sure that we're reflecting current cost to provide the service.

Steven Fisher
Analyst, UBS Securities LLC

Thank you.

Operator

Our next question comes from Sean Eastman with KeyBanc Capital Markets. Your line is open.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

Good morning Steve and Drew. I'd just like to hone in on the margin guidance for the first quarter. Firstly, could you put a finer point around what modest improvement means? And then, it would be really helpful to understand what's in the year-over-year bridge on margins, just sort of what the underlying trend is versus other factors like fuel or labor inefficiencies, things like that that would be great.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, Sean, with respect to kind of where the – what modestly means, I think from what I've seen this morning, I mean, I think it's in line with where people were thinking. So I don't think we have a substantially different view than where folks are. And then Drew, in terms of the bridge.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, Sean, year-over-year, just – and we talked about Q4, for example, to start and give you some indicator. Fuel, we thought it would be up about 50 basis points, it was slightly higher than that in the quarter. And so we're actively watching that as a line item. There's, as Steve had mentioned, lessening effect of a large customer program, would be the other piece. And then, Steve, turn it back to you.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I mean, the other thing, Sean, this is a quarter when it comes to forecasting margin, where the best weather in the quarter is the last month of the quarter. So it's always a challenge to put a fine point on it. And then obviously, you folks are looking at some screens. I don't know where oil is trading this morning, but I know it's higher than it was yesterday. And so we wanted to take a prudent view of where energy prices could go. Now if it goes to $200 a barrel that might be a factor. But right now, we feel comfortable with where we've struck a perspective on fuel.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

Okay, super helpful. And we've talked about how over the last 12 months, margins are, have been running at that historical average, I think, in the mid-11% ex the complex customer program. I mean, is that where we're kind of running coming into fiscal 2023? Or are there some other puts and takes to consider there? I guess, maybe, if fuel stays where it is right now, how much of a drag would that be year-over-year? And what other factors should we consider as we think about the bridge back to that historical average?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I think, Sean, if we just look at the current quarter, I think it was modestly behind kind of an adjusted basis for the large customer program. Drew had mentioned in his comments, and this is a difficult concept to be put a fine point on.
But clearly when you have almost 600 employees in quarantine at the peak that certainly had some impact on utilization as well as efficiency. If you have five crews working somewhere and the folks that are in quarantine are the five foremen that certainly has an impact on how organized we could be during the period of time in which they were off. So I think that was also a factor.

In terms of fuel, Sean, I mean obviously, we prefer it to go down and settle back. But I do think we're actively, as I mentioned earlier, as we're looking to where to commit capacity, we want to make sure we're committing it in those places where we have a good, sustainable arrangement with the client and where we can do a good job for them, both in the field and then for ourselves in terms of returns. And that's a day-by-day art, not a science, but we've been here before and managed through it before.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

Okay. Great. I appreciate the insights. I'll turn it over there.

Operator

Thank you. Our next question comes from Adam Thalhimer with Thompson Davis. Your line is open.

Adam Robert Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey, good morning Steve and Drew.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey, good morning, Adam.

Adam Robert Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Actually, I wanted to ask my first question, something you said in response to Alex's question. The shorter duration contracts, what did you mean by that, Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, and Adam, we talked about this before on prior calls. So there – in periods of time where you have more certainty around the forward cost of inputs, right, where we have a good idea where costs are going to be, we're happy to have discussions with customers around lengthening, perhaps, what would be normal industry terms. In a less certain forward cost environment, if a customer is offering a two-year agreement, we're happy with that. If they're offering a three-year agreement, we're happy with that. We're not likely to try to convince them to go longer, which would have been what we might have done in a different cost environment.

And the analogy that I draw, Adam, is when you go through a recession, it's often tempting in a recession to try to book some backlog because you don't have great earnings to talk about or you don't have any growth to talk about. And we've always been careful in that situation that you don't take some temporary dislocation that you see in that economic cycle and extend it forward through your business.

And so in this case, it's kind of a similar situation. We want to make sure that the backlog that we're booking contemplates what it will take to be successful, not only when we sign it, but a year or two later when we're doing the work.

Adam Robert Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. And then I was hoping high level, if you could talk about just the bidding environment in general and also the pricing.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, as we've always said, Adam, we only talk about pricing two ways, acceptable and attractive. And I would say that we're in the attractive bucket. So that when we're committing, we feel good about what we're signing up for. There is a lot of opportunity out there. We talked last quarter, the number of customers that had announced fiber-to-the-home programs and just when you thought nobody else would announce an increase to their expectations of what they'd like to get done through 2025 we had two or three additional customers who took up their fiber-to-the-home expectations through 2025. So, there is a lot of opportunity. It's coming not only from traditional customers but also infrastructure funds and others who are interested in creating fiber networks that have not historically been in the industry.

Adam Robert Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Good color. Thanks. Good luck in Q1.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Adam.

Operator

Thank you. Our next question comes from Brent Thielman with D.A. Davidson. Your line is open.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

Hey. Thanks. Good morning, Drew, Steve.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Hi Brent.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey, good morning, Brent.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

Steve, the growth outlook for the first quarter is definitely encouraging. I guess a question for me is embedded in that growth expectation. Is that entirely contingent on just a few kind of select big customers here? Or are you seeing a scenario where that's broadening and we could see sort of a wider band of customers start to contribute here in the first quarter?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I mean, certainly, in the fourth quarter and throughout last year, Brent, I mean, we had good growth below our top five customers. So even in the fourth quarter, it was 20%. And so that's a whole bunch of customers. We had 37% with rural electric utilities. So I think we continue to see broad opportunities.

I would tell you that we've had lots of growth with our largest customer. They continue to be very aggressive in terms of how much they would like to get done this year and probably for several years thereafter. So I think that's something where we have good momentum. I think it's been three and a half, four years, Brent, since we actually had a January quarter larger than the October quarter for our top customer. So that's helpful.

And then clearly, there are others where we do expect to see some turn in terms of growth expectations going forward. So yeah, there's a – lots going on. And also in the wireless portion of our business, which is predominantly for our largest customer, but really has other drivers rather than fiber, we think this year with the C-band deployment and the Auction 110 deployment that we see good growth opportunities in wireless, not only for our largest customer, but for a couple of others, they're smaller, but we are seeing growth with them.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

And Steve, are you anticipating that turn happens within a few of those customers within the top five right now?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, we certainly had two of the top five that had pretty dramatic growth, not only in this quarter but prior quarters, we expect them to continue, and I think there's some opportunities with others, Brent. When you have five and you've disclosed two, we're not going to get down to talking about specific opportunities with individual customers. I'm sure our competition would like us to, but we're not going to do that.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

Okay. Fair enough. Steve, and then any insights you can offer into the pace of the RDOF funds moving to contracts and then moving to execution? Any sort of unique challenges to advancing that work or is it all kind of the typical engineering permitting, preconstruction stuff?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, the first step, Brent, that we've been following, of course, is the original Phase 1 RDOF auction resulted in awards of about $9 billion. We keep track of this fairly carefully. There's been about $4 billion that's been provisionally approved. The final step, which requires letters of credit or other forms of collateral, is in various stages. So it is moving, but it is not fully deployed.

And as we've talked about before, because of the structure of RDOF, there was a substantial amount of recipients’ capital that was going to be needed to build out the networks. And so we are working for customers where they are highly confident they're going to receive the RDOF. They've already started with engineering and some construction, but they have not been fully approved through the process. So that's working through.

I would say they're clearly the same kind of high level factors that impact deployments in rural America, although we've had great growth with this rural electric utility business. I mean, it's – this year it was north of $200 million. And probably five years ago, it was probably south of $20 million. So we've had some good growth there and good growth expected going forward. But nothing special about that type of work, relative to other work that we do.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

Okay. Do you think that can pick up momentum as we move later into the year?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I would not limit it to RDOF. I think about RDOF as just one subset of rural initiatives. There is a number of state programs where actually have received some small awards, I think, in Virginia or one of the other state programs. We expect to see more of those opportunities. As I mentioned, there are a number of smaller player, some investor owned, some private owned that are stepping into the rural or Tier 3 market.

And there's – and I know I got the question earlier. There's as much activity in the industry in terms of either enhanced needs from existing customers or potential new business, as I've seen probably since the late 1990s. I mean there's a lot of activity going on. And of course, the Infrastructure Act, which is about $50 billion with the required match, isn't even in the marketplace yet. So there's a lot going on.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

Okay. Thank you, Steve. Best of luck.

Operator

Thank you. Our next question comes from Noelle Dilts with Stifel. Your line is open.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Hi, good morning and thanks for taking my question. A lot of what I was wondering about has been answered, but I was wondering if you could talk about the work you're doing for RDOF in rural markets. Are you having to make incremental investments there to support some of those deployments? Or given your kind of historical presence in rural areas, that's not so much an issue? Thanks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Noelle, and I was confident you could come up with a question. So – we've known each other a long time. So let me talk about it more broadly. So number one, there's nothing special about an RDOF market compared to an electric – rural electric utility, where we've had a long presence in a good portion of the country for a number of years now. So there's nothing particularly special there. I think one of the things that's encouraging and we've always got more work to do, we can always do better.

But one of the things that's encouraging is we're seeing opportunities with either new customers or existing customers where as we spread out geographically, we've been pretty disciplined about doing it in adjacent areas or in areas where we've had historically a presence for another customer. So in our awards, I talked about one customer where we picked up some new work in seven states. And in those seven states, we either had existing business with that customer in adjacent areas, in some cases, no facilities required or we were wrapping up a program for another customer and so we were able to redeploy the existing staff and facilities over to this new opportunity. And so I just think we're in a good place from a geographic perspective, given the breadth of the business, not only in rural America, but in this case, in urban, suburban America also.

Now it doesn't mean that we're everywhere, but it does mean that we're in enough places that if we're careful about where we commit to going to work, we can commit in those places again, that increases the likelihood that we’ll be successful.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Thanks. That's really helpful. And then just on the wireless side, given AT&T's comments on their call, they mentioned really ramping in the back half of the year. Is that consistent with how you're thinking about the pace of wireless work during the year?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

We're seeing wireless pick up with a number of customers, including AT&T, and that was down a little bit this quarter. But I think it was less down this quarter than it would have been six months or a year ago. So I think we've got good opportunities there again, within our existing footprint where we already have facilities. But there's a lot to get done in the wireless business through 2023, 2024 for customers to all meet their objectives.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Okay. Thank you.

Operator

We have a question from Alan Mitrani with Sylvan Lake Asset Management. Your line is open.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Hi. Thank you. Steve, you talked about on the last call about a whole bunch of work that came in after the quarter. I think it was $700-plus million backlog. And like you said, the backlog didn't really expand. So just building on Alex's question, is that because other things didn't come through? I'm just wondering – I'm wondering when the lift-off comes as it relates to that.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, Alan, number one, it was – we had talked about $500 million, and I think you can probably figure out who that was with. We continue to have good booking activity. And it depends what you're thinking about, right?

So the backlog over the next 12 months at north of $3 billion is quite healthy. The total backlog, I mean, there's certainly plenty of opportunity out there. But again, depending on the area and the customer arrangement, it can be different.

And we've talked about this before, in our rural electric utility business, oftentimes, projects are awarded in phases. So you might have a 3,000 mile project that they issued to you 300 miles at a time. We've completed a whole bunch of those over the last several years. Well, I guess we could go back and try to negotiate the entire arrangement or we could just go ahead and receive it 10% at a time. But particularly, as I mentioned earlier, we're happy doing it the way the customer would like us to do, particularly in a period of time where forward costs are probably a little bit more uncertain than they have been in the past.

So I'm – if you think about it, total backlog, if you look back two, three quarters ago, it was down, and yet we had double-digit organic growth this quarter. So it's correlated, but it's loosely correlated over short periods of time.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Okay. That's helpful. I appreciate that. Also on the cable companies, we finally saw the announcements this quarter that some of the cable guys realized they have competition, and they're going to have to start spending on CapEx. Seeing it in your numbers, I mean, I haven't seen – I had to go back years and years to see how low Comcast was and others and Charter dropping out of the top five. And I mean, are you expecting a cable ramp-up in the next year or two, given how fast the telcos are spending? And just maybe on Comcast, specifically, was there something weather-wise or regionally Omicron-wise that hit you in the quarter, too?

Steven E. Nielsen President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I think if you think about – and I won't talk about a specific customer, but if you think about the cable industry in general, they got hit with lots of demand in 2020. They all talked about it on their calls in terms of the network investment they had to split nodes and increase capacity in the business. And I think, so from a comp basis year-over-year, right, that pandemic effect was certainly less of a factor in 2021.

I think it sounds like you're following the news quite well. I mean, clearly, the cable industry reads what their competitors are saying and what they're seeing in the marketplace. I do think there will be a reaction. There was one cable operator who named their competitors by name on their call and talked about making sure they had fiber-to-the-home networks in front of those two competitors.

So they're taking it seriously. There are different approaches to it. Some are more technical rather than construction-oriented. We do that type of work. But as you make the transition from a more construction heavy program to a technical program, there may be some near to intermediate-term impacts. But clearly, from what I read and what they're saying, I think, as always, they're fierce competitors. They competed for business for decades, and I'm sure they'll do what they need to do.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Thanks.

Operator

Thank you. And I'm showing no other questions at this time. I'd like to turn the call back over to Steve Nielsen for closing remarks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, we thank everybody for your time and attention. And we look forward to speaking to you on our next call at the end of May. Thank you.

Operator

This concludes today's conference call. Thank you for participating. You may now disconnect. Everyone, have a great day.